Exhibit 99.1

KULR Technology Group Announces Appointment of Donna H. Grier
to its Board of Directors

Former DuPont Executive Brings Decades of Private and Public Market Experience to Company's Board

SAN DIEGO / GLOBENEWSWIRE / April 15, 2024 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), "), a global leader in sustainable energy management, today announced the appointment of new independent director, Donna H. Grier, to the Company's Board of Directors (the “Board”). Ms. Grier will serve as Chair of the Audit Committee and a member of both the Nominating and Corporate Governance and Compensation Committees of the Board. Concurrently with the appointment of Ms. Grier, current director Mr. Morio Kurosaki will retire from the Board effective immediately.

"We are pleased to welcome Donna Grier to the KULR Board," said Michael Mo, Co-Founder and Chief Executive Officer of KULR Technology Group, Inc. "Ms. Grier’s deep experience in global businesses with strong regulatory oversight will be invaluable to the Company as we grow our business and pursue our mission to serve our customers."

Ms. Grier is a seasoned SEC-Qualified Financial Expert with extensive Audit Committee experience. She has held two Executive Finance leadership positions: Vice President-Treasurer and Vice President-General Auditor & Chief Ethics and Compliance Officer with E. I. DuPont de Nemours (NYSE: DD). At the time, DuPont was a diversified agricultural and manufacturing Fortune 100 Company focused on seed, crop chemicals, specialty chemicals and industrial materials. In addition to CFO roles in global and diverse business units, Ms. Grier has significant strategic M&A transaction experience, driving shareholder value. She also has international financial leadership experience in Europe and South America with demonstrated success in leading organizations and driving strategic and operational change while continuously improving cost and cash productivity.

Ms. Grier currently serves as Board Director and Audit & Risk Management Committee Chair for Global Advanced Metals, a privately held tantalum producer and, Board Director and Audit Committee Chair for 4BMining, a privately held iron ore producer. She previously served as Board Director and Audit Committee Chair of Pyxus International, a global agricultural company (NYSE:PYX until 2020). She also serves as Chair of the Board of Trustees for Washington & Jefferson College.

Ms. Grier earned her MBA from the Booth School of Business at the University of Chicago and a BA in Economics and Psychology from Washington & Jefferson College.

About KULR Technology Group Inc.

KULR Technology Group Inc. (NYSE American: KULR) is a leading energy management platform company offering proven solutions that play a critical role in accelerating the electrification of the circular economy. Leveraging a foundation in developing, manufacturing, and licensing next-generation carbon fiber thermal management technologies for batteries and electronic systems, KULR has evolved its holistic suite of products and services to enable its customers across disciplines to operate with efficiency and sustainability in mind. For more information, please visit www.kulrtechnology.com.

Safe Harbor Statement

This press release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on April 12, 2024, as may be amended or supplemented by other reports we file with the Securities and Exchange Commission from time to time. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Investor Relations:

KULR Technology Group, Inc.

Phone: 858-866-8478 x 847

Email: ir@kulrtechnology.com